UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: June 11, 2005

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)           On February 18, 2005, Coldwater Creek Inc. (the “Company”) filed a Form 8-K reporting under Item 5.02 that the Board of Directors of the Company increased the size of the Board of Directors from seven to eight directors on February 12, 2005, with the number of Class II directors increasing from two to three, and appointed Kay Isaacson-Leibowitz to the Board of Directors as a Class II director to fill the resulting vacancy. Ms. Isaacson-Leibowitz’s term will expire on the date of the Company’s 2007 Annual Stockholders Meeting. On June 11, 2005, the Company’s Board of Directors appointed Ms. Isaacson-Leibowitz to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: June 15, 2005

/s/ Melvin Dick
Melvin Dick, Chief Financial Officer